Exhibit 99
For More Information
Investor Contacts:

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com

Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com

SMART Modular Technologies Reports First Quarter Fiscal Year 2009 Results

FREMONT, CA – December 18, 2008 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, solid state drives, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the first quarter of fiscal 2009.

First Quarter Fiscal 2009 Highlights:
•	Net Sales of $141.3 Million
•	Gross Profit of $26.3 Million
•	Adjusted EBITDA of $10.5 Million
•	GAAP EPS of ($0.11)
•	Non-GAAP Diluted EPS of $0.05

Net sales for the first quarter of fiscal 2009 were $141.3 million, compared to $160.7 million for the fourth quarter of fiscal 2008, and $177.4 million for the first quarter of fiscal 2008.

GAAP gross profit for the first quarter of fiscal 2009 was $26.3 million, compared to $24.9 million in the fourth quarter of fiscal 2008, and $34.1 million in the first quarter of fiscal 2008.

GAAP net income (loss) for the first quarter of fiscal 2009 was ($6.6) million, or ($0.11) per share, compared to ($3.5) million, or ($0.06) per share in the fourth quarter of fiscal 2008, and $12.1 million, or $0.19 per diluted share in the first quarter of fiscal 2008.  The GAAP net loss for the first quarter of fiscal 2009 was driven by a goodwill impairment charge of $7.2 million, required by FAS 142.

Non-GAAP net income was $3.3 million or $0.05 per diluted share for the first quarter of fiscal 2009, compared to $3.4 million, or $0.05 per diluted share in the fourth quarter of fiscal 2008, and $13.7 million, or $0.22 per diluted share in the first quarter of fiscal 2008. Non-GAAP net income excludes charges related to restructuring, goodwill impairment, and stock-based compensation.  Please refer to the “Non-GAAP Information” below for further detail.

Adjusted EBITDA for the first quarter of fiscal 2009 was $10.5 million, unchanged from $10.5 million in the fourth quarter of fiscal 2008, and $20.0 million in the first quarter of fiscal 2008.

“In light of continued challenges related to both the memory industry and the global economy, we are pleased with our first quarter fiscal 2009 financial results.  Despite these adverse conditions, we remained profitable and generated cash flow from operations of $28.6 million, which we believe demonstrates our leadership position, scale, diversification and superior execution. Our balance sheet remains strong, giving us ability to weather these challenging times,” commented Iain MacKenzie, President and CEO of SMART.

“During the first quarter of fiscal 2009, we continued our product and technology focus with the introduction of several new solutions for our customers which we believe will position us well once the market recovers.  In November, we expanded our relationship with Intel by unveiling our new Z-U130 embedded USB (eUSB) SSD, which is a drop-in replacement for OEM customers currently using the Intel Z-U130 Value SSD. We also announced in November the latest addition to our Xceed embedded flash product line, our iSATA SSD.  This product, which features a four-channel flash interface, is suited for mobile and embedded computing, medical, automotive and industrial applications,” continued Mr. MacKenzie.

“In our DRAM business, we are ready to take full advantage of the eventual market recovery with our complete offering of DDR3 Registered DIMMs to support Intel’s Nehalem-based server platform, including an industry-unique 8GB 1333MHZ ultra low profile (ULP) RDIMM for advanced telecommunications computing architecture (ATCA) blade platforms used in telecom, networking, and embedded computing applications. As we look ahead to the remainder of fiscal 2009, we are confident in our ability to continue executing our growth and diversification plans while maintaining our leadership position in the high end, high value memory module business,” concluded Mr. MacKenzie.

Business Outlook

The following statements are based upon management’s current expectations.  These statements are forward-looking, and actual results may differ materially.  The Company undertakes no obligation to update these statements.

For the second quarter of fiscal 2009, SMART estimates net sales will be in the range of $120 million to $130 million, gross profit in the range of $21 million to $23 million, and net income (loss) per share will be in the range of ($0.02) to ($0.01) on a GAAP basis.  On a non-GAAP basis, excluding charges related to stock-based compensation, and other non-recurring items, if any, the Company expects net income per diluted share will be in the range of $0.00 to $0.01.

Conference Call Details

SMART’s first quarter, fiscal 2008 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Standard Time (PST), or 4:30 p.m. Eastern Standard Time (EST), on Thursday, December 18, 2008. The call may be accessed US toll free by calling (800) 218-8862 or US toll by calling (303) 205-0066. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PST, January 1, 2009, by dialing (800) 405-2236 and entering passcode 11123091#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company’s financial performance, costs and benefits associated with restructuring, the timing of such costs and benefits, the DRAM and SSD markets, new product introductions, and customer demand for its products.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the post-closing integration of the businesses and product lines of SMART and Adtron, production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, fluctuations in the quarterly effective tax rate, possible increases in the estimated restructuring charges, lower than anticipated cash savings from the restructuring, changes in foreign currency exchange rates and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s Form 10-K for the fiscal year ended August 29, 2008. Such risk factors as outlined in this report may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release, including EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define EBITDA as GAAP net income plus income tax expense, net interest expense, and depreciation and amortization expense.  Non-GAAP net income and net income per share do not include stock-based compensation expense, in-process research and development charges, restructuring costs, impairment charges and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART's core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below:

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (In thousands, except per share data; unaudited)

	Three Months Ended November 28, 2008	Three Months Ended November 30, 2007	Three Months Ended August 29, 2008
Net income (loss)	$(6,612)	$12,065	$(3,528)
Add:
Impairment of goodwill	7,210	-	3,187
Restructuring charges, net of tax	886	-	1,795
Stock-based compensation expense charged to operating expense, net of tax	1,775	1,628	1,899
Non-GAAP net income	$3,259	$13,693	$3,353

Non-GAAP net income per diluted share	$0.05	$0.22	$0.05
Shares used in computing net income per diluted share	63,330	63,656	63,403

Net income (loss)	$(6,612)	$12,065	$(3,528)
Interest expense, net	1,752	1,024	1,536
Taxes	2,177	2,681	1,810
Depreciation and amortization	3,330	2,617	3,646
EBITDA	$647	$18,387	$3,464
Adjustments:
Impairment of goodwill	7,210	-	3,187
Restructuring charges	886	-	1,938
Stock-based compensation expense charged to operating expense	1,787	1,639	1,911
Adjusted EBITDA	$10,530	$20,026	$10,500

RECONCILIATION OF GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
(In $ million, except per share data; unaudited)

	Three Months Ending February 27, 2009
	Non-GAAP Range of Estimate			GAAP Range of Estimate

	From	To	Adjustments	From	To

Net income (loss)	$0.2	$0.8	$1.7 (a)	$(1.5)	$(0.9)

Net income (loss) per share	$0.00	$0.01		$(0.02)	$(0.01)

Shares used in computing net income per diluted share	64.0	64.0		61.5	61.5

(a) Reflects estimated adjustment for stock-based compensation expense.

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Through its subsidiary, Adtron Corporation, SMART offers high performance, high capacity solid state drives for enterprise, defense/aerospace, industrial automation, medical, and transportation markets.  Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure, and network processing applications. SMART’s Display Products Group designs, manufactures, and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended November 28, 2008	Three Months Ended November 30, 2007
	(In thousands)

Net sales	$141,294	$177,373
Cost of sales	115,039	143,279
Gross profit	26,255	34,094
Research and development	5,436	4,685
Selling, general and administrative	14,640	15,061
Restructuring charges	886	—
Impairment of goodwill	7,210	—
Total operating expenses	28,172	19,746
Income (loss) from operations	(1,917)	14,348
Interest expense, net	(1,752)	(1,024)
Other income (expense), net	(766)	1,422
Total other income (expense), net	(2,518)	398
Income (loss) before provision for income taxes	(4,435)	14,746
Provision for income taxes	2,177	2,681
Net income (loss)	$(6,612)	$12,065
Net income (loss) per share, basic	$(0.11)	$0.20
Shares used in computing net income (loss) per ordinary share	61,507	60,695
Net income (loss) per share, diluted	$(0.11)	$0.19
Shares used in computing net income (loss) per diluted share	61,507	63,656

______________

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 28, 2008	August 29, 2008
	(In thousands)
ASSETS
Cash and cash equivalents	$137,261	$115,994
Accounts receivable, net of allowances of $1,585 and $1,517 as of November 28, 2008 and August 29, 2008, respectively	149,764	193,736
Inventories	78,453	62,430
Prepaid expenses and other current assets	12,151	14,973
Total current assets	377,629	387,133
Property and equipment, net	32,549	39,317
Goodwill	—	7,210
Other intangible assets, net	8,296	8,545
Other non-current assets	4,806	4,943
Total assets	$423,280	$447,148
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$94,752	$93,482
Accrued expenses and other current liabilities	21,096	23,942
Total current liabilities	115,848	117,424
Long-term debt	81,250	81,250
Other long-term liabilities	1,915	1,568
Total liabilities	199,013	200,242
Shareholders’ equity:
Ordinary shares	10	10
Additional paid-in capital	102,427	100,234
Deferred stock-based compensation	(58)	(91)
Accumulated other comprehensive income (loss)	(4,121)	14,132
Retained earnings	126,009	132,621
Total shareholders’ equity	224,267	246,906
Total liabilities and shareholders’ equity	$423,280	$447,148

____________

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
SUMMARY CASH FLOW INFORMATION
(Unaudited)

	Three Months Ended November 28, 2008	Three Months Ended November 30, 2007
	(In thousands)

Net cash provided by (used in) operating activities	$28,639	$(26,902)
Net cash used in investing activities	$(4,508)	$(5,139)
Net cash provided by financing activities	$439	$157

END